Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statements No. 333-43047, No. 333-103528, and No. 333-223723 of Sinclair Broadcast Group, Inc. on Form S-8 of our report dated June 28, 2021, appearing in the Annual Report on Form 11-K of the Sinclair Broadcast Group, Inc. 401(k) Retirement Savings Plan as of December 31, 2020 and 2019 and for the year then ended December 31, 2020.

/s/ CohnReznick LLP

Baltimore, Maryland
June 28, 2021